UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2006

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-32377		94-3340178
(Commission		(IRS Employer
File Number)		Identification No.)

	599 N. Mathilda Avenue, Sunnyvale, CA	94085
	(Address of principal executive offices)	(Zip Code)

(408) 744-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                    OTHER EVENTS.

In October 2006, Jordan Breslow and David Conte adopted pre-arranged stock trading plans for sales of the Registrant’s common stock in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934.  Messrs. Breslow and Conte are executive officers of the Registrant and will file Form 4s evidencing sales under the stock trading plan as required under Section 16 of the Securities Exchange Act of 1934. This type of trading plan allows a corporate insider to gradually diversify holdings of company stock while minimizing any market effects of such trades by spreading them out over a period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information.

Mr. Breslow’s stock trading plan allows for the sale of an aggregate of up to 15,000 shares of the Registrant’s common stock at per share prices ranging from $9.00 to $10.00.  Mr. Conte’s stock trading plan allows for the sale of an aggregate of up to 20,000 shares of the Registrant’s common stock at per share prices ranging from $8.80 to $14.99.  Sales under both plans may begin on November 6, 2006 and continue over a period of up to eleven months thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2006	OPSWARE INC.

By:	/s/ Benjamin A. Horowitz
Benjamin A. Horowitz
Chief Executive Officer